UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

Aptimus, Inc.
(Exact name of the Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-28968	91-1809146
(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street, Suite 1800, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 896-2123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On August 7, 2007, Aptimus, Inc., a Washington corporation (the “Company”), Apollo Group, Inc., an Arizona corporation (“Apollo”) and Asteroid Acquisition Corporation, a Washington corporation and wholly owned subsidiary of Apollo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Apollo has agreed to acquire all of the issued and outstanding common stock of the Company for a cash purchase price of $6.25 per share. The acquisition will be accomplished by the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Apollo. The transaction is valued at approximately $48 million. Outstanding Company stock and stock appreciation rights will be converted into Apollo stock options and stock appreciation rights based on an exchange ratio specified in the Merger Agreement, and outstanding Company warrants and restricted stock will represent the right to receive the cash merger consideration, in each case as of the closing of the merger. The closing of the merger is subject to customary closing conditions, including Company shareholder approval. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the fourth quarter of calendar year 2007. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this report as if fully set forth herein. We encourage you to read the Merger Agreement for a more complete understanding of the proposed transaction.

In connection with the parties’ entry into the Merger Agreement, the directors and executive officers of the Company have each entered into voting agreements pursuant to which they have agreed to vote their shares of the Company common stock in favor of the merger and to certain restrictions on the disposition of such shares of the Company common stock, subject to the terms and conditions contained therein. Such voting agreements will by their terms terminate concurrently with any termination of the Merger Agreement.

A copy of a press release dated August 8, 2007, announcing the transaction is attached hereto as Exhibit 99.1 to this report.

Amendment to Rights Agreement

At a special meeting of the Board of Directors of the Company (the “Board”) on August 7, 2007, the Board approved an amendment (the “Amendment”) to the Company’s Rights Agreement dated as of March 12, 2002 (the “Rights Agreement”) to: (a) expand the scope of the definition of Permitted Offer under the Rights Agreement to include any merger, consolidation, share exchange, business combination, reorganization or other similar transaction approved by the Board, (b) clarify that such a revised definition of Permitted Offer shall include the transactions contemplated by the Merger Agreement, and (c) advance the expiry date of the Rights under the Rights Agreement to immediately prior to the effective time of the merger contemplated by the Merger Agreement, effectively terminating the Rights Agreement as of such time. The Company and Mellon Investors Services LLC, as the rights agent, entered into the Amendment, which is attached hereto as Exhibit 4.1, as of August 7, 2007.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 8, 2007, the Company reported its results of operations for its fiscal second quarter ended June 30, 2007. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.2. The information contained in this Item 2.02 and Exhibit 99.2 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended. The information contained in this Item 2.02 and Exhibit 99.2 hereto shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission (SEC), whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS.

See the information set forth under “Item 1.01. Entry into a Material Definitive Agreement - Amendment to Rights Agreement,” which is incorporated by reference into this Item 3.03.

NOTE ON FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of federal securities laws and regulations, including without limitation statements regarding the expected closing of Apollo’s acquisition of the Company. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements, including without limitation satisfaction of closing conditions to the acquisition by Apollo and other risks described from time to time in our filings with the SEC. In addition, see the risk factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC and all subsequent SEC filings. The Company assumes no obligation to update any forward-looking statement contained in this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (d)    Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 7, 2007, by and among Aptimus, Inc., Apollo Group, Inc. and Asteroid Acquisition Corporation

4.1	Amendment No. 1 dated August 7, 2007 to the Rights Agreement dated as of March 12, 2002, by and among Aptimus, Inc. and Mellon Investor Services LLC

99.1	Press release dated August 8, 2007

99.2	Press release dated August 8, 2007 reporting the results of operations for the Company’s fiscal second quarter ended June 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTIMUS, INC.

Date: August 8, 2007	/s/ David H. Davis
David H. Davis, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 7, 2007, by and among Aptimus, Inc., Apollo Group, Inc. and Asteroid Acquisition Corporation

4.1	Amendment No. 1 dated August 7, 2007 to the Rights Agreement dated as of March 12, 2002, by and among Aptimus, Inc. and Mellon Investor Services LLC

99.1	Press release dated August 8, 2007

99.2	Press release dated August 8, 2007 reporting the results of operations for the Company’s fiscal second quarter ended June 30, 2007